                                   EXHIBIT 1

                             NOTICE OF CONVERSION

  (To be Executed by the Registered Holder in order to Convert the Debenture)

       The undersigned hereby irrevocably elects to convert US$______________
of the above Debenture No. _____ into _________ shares of Common Stock of
Legend International Holdings, Inc. (the "Company") according to the conditions set forth in such Debenture, as of the date written below.

       The undersigned confirms the representations and warranties set forth in the Subscription Agreement.

                                 __________________________________
                                 Date of Conversion*

                                 US$0.10

                                 __________________________________
                                 Applicable Conversion Price

                                 __________________________________
                                 Signature

                                 __________________________________
                                 Name

                                 __________________________________
                                 Address

                                 __________________________________

*The original Debenture and this Notice of Conversion must be received by the
Company within five business days following the date of Conversion.